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                                                                    EXHIBIT 99.2


                           MAUCH CHUNK TRUST COMPANY
                           -------------------------

                            NOTICE TO PARTICIPANTS
                       IN THE MAUCH CHUNK TRUST COMPANY
                  EMPLOYEE STOCK OWNERSHIP PLAN ("THE PLAN")
                                     OF AN
           ANNUAL MEETING OF MAUCH CHUNK TRUST COMPANY SHAREHOLDERS
                                      ON
                                AUGUST 25, 2001


Dear Plan Participant:

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of MAUCH CHUNK TRUST COMPANY (the "Bank") will be held on Wednesday, August 15, 2001 at 10:00 A.M. (local time) at The Inn at Jim Thorpe located at 24 Broadway, Jim Thorpe, Pennsylvania, for the purposes set forth in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement, including to approve and adopt the proposed plan of merger and reorganization providing for the formation of a holding company and the exchange of one share of the common stock of the holding company for each share of the common stock of the Bank.

     Each Participant in the Plan who has shares of common stock of the Bank allocated to his or her Plan account at the close of business on July 18, 2001, the record date for the Annual Meeting, is entitled to direct the Trustees of the Plan how such shares are to be voted by the Trustees on the formation of the holding company at the Annual Meeting and any postponements or adjournments thereof. The Trustees will be responsible for voting such shares either in person or by proxy.

     Enclosed herewith is a Voting Instruction Card for you to use to direct the voting of the shares of the common stock of the Bank which are allocated to your Plan account as of July 18, 2001 on the reorganization proposal. PLEASE COMPLETE, SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

     In accordance with Section 8 of the Plan, if you fail to direct the Trustees how to vote the shares allocated to your Plan Account by returning the enclosed Voting Instruction Card prior to the Annual Meeting, those shares will not be voted on the proposal to form a holding company, which will have the same
---
effect as a vote AGAINST the proposed formation of a holding company.

     If you sign and return the Instruction Card but fail to indicate specific voting instructions with respect to the reorganization proposal, the return of the signed Instruction Card will be deemed an instruction to the Trustees to vote your shares "FOR" the formation of a holding company proposal.


July 26, 2001                      _____________________________________________
                                   Patrick H. Reilly, on behalf of the Board of
                                   Directors acting as Trustees
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                         THE MAUCH CHUNK TRUST COMPANY
                         EMPLOYEE STOCK OWNERSHIP PLAN

                          VOTING INSTRUCTION CARD FOR
          ANNUAL MEETING OF SHAREHOLDERS OF MAUCH CHUNK TRUST COMPANY
                                AUGUST 15, 2001
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This Voting Instruction Card, when properly executed, will direct the Trustees of the Plan how to vote the shares of common stock of Mauch Chunk Trust Company allocated to the undersigned's Plan account. If this Voting Instruction Card is signed and returned but no directions are given with respect to the reorganization proposal, the return of the signed Voting Instruction Card will be deemed an instruction to the Trustees to vote the undersigned's Plan shares "FOR" the reorganization proposal.

     1. Proposal to approve and adopt the plan of merger and reorganization providing for the formation of a holding company (Mauch Chunk Trust Financial Corp.) and the exchange of one share of the common stock of the holding company for each share of the common stock of the Bank as more completely described in the Proxy Statement for the Annual Meeting. A copy of the Plan of Merger and Reorganization is attached as Annex A to the Proxy Statement. I hereby direct a vote as follows on this proposal:

          FOR [_]         AGAINST [_]         ABSTAIN [_]

     The Trustees shall vote the undersigned's Plan shares in their discretion on such other matters as may properly come before the annual meeting except that, if the undersigned has directed a vote "AGAINST" the reorganization proposal, the Trustees shall not vote the undersigned's Plan shares in favor of an adjournment of the Annual Meeting to solicit sufficient votes to approve the formation of a holding company and the plan of reorganization.

     The undersigned's voting instructions shall apply to the Annual Meeting of Shareholders of Mauch Chunk Trust Company scheduled to be held on August 15, 2001, and any postponements or adjournments thereof. The Trustees may vote in person or by proxy.

     The undersigned hereby acknowledges receipt of the Proxy
Statement/Prospectus dated July 26, 2001.

                             Dated ____________________________________, 2001
                                         (Please date)

                             ______________________________________________
                                         (Signature)

                             Please sign EXACTLY as your name appears at the left and return in the enclosed envelope to Edward
                             J. McElmoyle, Secretary, Mauch Chunk Trust Company

YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.